SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                            Regenesis Holdings, Inc.
             (Exact name of registrant as specified in Its charter)

                   Florida                        65-0827283
            (State of Incorporation)         (I.R.S. Employer
                                             Identification Number)

          930 Washington Ave., 4th Floor, Miami Beach, Florida   33139
               (Address of Principal Executive Office) (Zip Code)

                 COMPENSATION AGREEMENT WITH MITCHELL B. SANDLER
                   COMPENSATION AGREEMENT WITH RUSSELL ADLER
                   COMPENSATION AGREEMENT WITH LAWRENCE GALLO
                 COMPENSATION AGREEMENT WITH JOEL F. BROWNSTEIN
                   COMPENSATION AGREEMENT WITH ROGER L. FIDLER
                  COMPENSATION AGREEMENT WITH GUSTOVO RODRIGUEZ
                      COMPENSATION AGREEMENT WITH AL RUBIS
                            (Full title of the plan)

            Roger L. Fidler, Esq. 156 Main St., Hackensack, NJ 07601
                     (Name and address of agent for service)

                                 (201) 441-9377
                     Telephone number, including area code,
                              of agent for service


                         Commission file number 1-12350

                                                    Calculation of Registration Fee

---------------------- -------------------- --------------------- --------------------- --------------------
                                              Proposed maximum      Proposed maximum
 Title of securities                         offering price per    aggregate offering
  to be registered        Amount to be              unit                 price               Amount of
                           registered                                                    registration fee
---------------------- -------------------- --------------------- --------------------- --------------------
Common Stock, par        1,978,000 shares         $0(1)              $0(1)                    $0
value $.01
per         share
---------------------- -------------------- --------------------- --------------------- --------------------
Common Stock, par         950,000 shares          $0.25(2)             $237,500               $86
value $.01 per share,
underlying Common
Stock Options
---------------------- -------------------- --------------------- --------------------- --------------------
Common Stock, par          50,000 shares          $1.00(2)             $50,000               $28
value $.01 per share,
underlying Common
Stock Options
---------------------- -------------------- --------------------- --------------------- --------------------
---------------------- -------------------- --------------------- --------------------- --------------------
Totals                    2,978,000                                    $287,500                $114



     (1) Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rule 457(h)(1), the book value of the securities included in this registration statement.

     (2) Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rule 457(g), the price of the option of the securities included in this section of the registration statement.

                        PART I - INFORMATION REQUIRED IN
                          THE SECTION 10(a) PROSPECTUS

                            REGENESIS HOLDINGS , INC.
                        2,978,000 SHARES OF COMMON STOCK
                                (PAR VALUE $.01)
                                ----------------

     The 2,978,000 shares of Common Stock, $.01 par value, of Regenesis Holdings, Inc. (the "Company") (collectively, the "Shares") to which this Prospectus relates will be sold by the Company from time to time, or at any one time, in negotiated transactions as compensation in lieu of cash pursuant to Compensation Agreements with or in payment of services previously rendered or to be rendered in the future from various officers of the Company. The costs of registering the Shares under the Securities Act, estimated at $2,500.00, will be paid by the Company. The Company will receive $287,500 from the execution of options underlying the sale of 1,000,000 out of the the 2,978,000 Shares being registered, and will benefit from the services rendered under the Compensation Agreements.

     The Company's common stock was traded on the OTC Bulletin Board under the symbol "RGNS" until December 15, 1998, when it ceased trading due to its failure to comply with the requirements of Rule 15c2-11, however the Company intends to begin trading in the Over The Counter Market once again within the next two fiscal quarters.

                                ----------------

     THIS OFFERING INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS
                  AND RECIPIENTS OF THE SHARES OFFERED HEREBY.

                                ----------------
            THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER
TO THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE

                                ----------------

                  The date of this Prospectus is December 7, 1999

     NO DEALER, SALESMAN, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING HEREIN CONTAINED, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE OR ISSUANCE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF.

                                ----------------

                              AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder, and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission: 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

     The Company is filing with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act, as amended, with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. For further information regarding the Company and the securities offered hereby, reference is made to the Registration Statement and to the exhibits filed as a part thereof, which may be inspected at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 without charge or copied upon request to the Public Reference Section of the Commission and payment of the prescribed fee. This Registration Statement has been filed electronically through the Electronic Data Gathering Analysis and Retrieval system (EDGAR) and is publicly available through the Commission's web site (http://www.sec.gov). Statements contained in this Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                       DOCUMENTS INCORPORATED BY REFERENCE

     The Company's (i) Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, (ii) Quarterly Reports on Form 10-Q for the quarters ended June 30, 1999, and September 30 , 1999, and (iii) the Current Reports on Form 8K, filed by the Company on December 29, 1998, and February 1, 1999, are incorporated in and made a constituent part of this Prospectus by reference. All reports and proxy statements filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to termination of the offering of the Shares of Common Stock to which the Prospectus relates shall likewise be deemed incorporated herein and made a constituent part hereof by reference from the respective dates of filing.

     Any statement contained in a document incorporated or deemed to Be incorporated by reference herein shall be deemed to be modified and superceded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated herein modifies or replaces such statement. Any statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Prospectus.

     UPON WRITTEN OR ORAL REQUEST, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO EACH PERSON WHO RECEIVES A COPY OF THIS PROSPECTUS, A COPY OF ANY OF THE INFORMATION THAT IS INCORPORATED BY REFERENCE HEREIN. ANY SUCH REQUEST SHOULD BE MADE TO THE ATTENTION OF LAWRENCE GALLO, PRESIDENT AT REGENESIS HOLDINGS, INC., 930 WASHINGTON AVE., 4TH FLOOR, MIAMI BEACH, FLORIDA 33139 (305) 695 - 4400.

                                   THE COMPANY

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus may contain various "forward-looking statements," within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), that are based on management's beliefs, and assumptions, as well as information currently available to management. When used in this document, the words "anticipate," "estimate," "expect," "will" and similar expressions may identify forward-looking statements. Although the Company believes that the expectations reflected in any such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Any such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance or financial condition may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the Company's results, performance or financial condition are fluctuations in the economy; the degree and nature of competition; demand for the Company's products; changes in laws and regulations affecting the Company's business; and the Company's ability to recruit and retain individuals with the requisite technological expertise to continue to market, supply, and sell new products and enhancements to existing products, to expand into new markets, and other matters described in "Risk Factors" and elsewhere in this Prospectus.

                                    OVERVIEW

THE COMPANY

General

     Regenesis Holdings, Inc. (the "Company" or "Regenesis") was organized under the laws of the State of Florida on July 6, 1993 under the name International Pizza Corporation. On October 30, 1995, the Company changed its name to QPQ Corporation, and on November 4, 1997, changed its name to Regenesis Holdings, Inc. On August 8, 1997, the Company effected a reverse split of its outstanding common stock at the rate of 1:20, and on September 17, 1997, it effected a reverse split of its outstanding common stock at the rate of 1:3. The information in this Report gives retroactive effect to such recapitalizations of the Company.

     The Company was originally formed to develop and operate Domino's Pizza outlets in the Republic of Poland, through its wholly-owned subsidiary, Pizza King Polska Sp z.o.o. ("Pizza King"). From August 1995 through September 3, 1997, the Company also operated medical centers offering primary care medical services and medically supervised weight loss programs, through its wholly-owned subsidiary QPQ Medical Centers, Inc. ("QPQ Medical").

     Pursuant to an agreement dated May 23, 1997, the Company transferred its interest in Pizza King, as well as certain related assets, to an unaffiliated party in June 1997. Also in June 1997, the Company sold certain of its operating weight loss centers, and on September 3, 1997, the Company sold its interest in QPQ Medical, all to an unaffiliated party. The Company recorded a loss from discontinued operations totaling $1,968,524 in connection with these sales.

     As of December 31, 1998, the Company had no operating subsidiaries or business operations, and had minimal cash and working capital. The Company's ability to meet its general and administrative obligations is dependent upon its ability to secure and develop new business opportunities through acquisitions or business combinations. The Company intends to search for, investigate and attempt to secure and develop business opportunities through acquisitions and/or similar business combinations. However, there is no assurance that it will be successful in such endeavors.

     On December 22, 1998, Zirk Engelbrecht and Mario Gambuzzo, comprising all of the directors of the Company, appointed Mitchell Sandler as director and, on the same date, each of Messrs. Engelbrecht and Gambuzzo resigned. As a result, a change in control of the Company's Board of Directors took place.

Subsequent Events

     On January 20, 1999, Mr. Sandler appointed Russell Adler as a director of the Company and the Chairman of its Board of Directors. Lawrence Gallo was appointed as the Company's President and a member of the Board of Directors. Messrs. Gallo and Adler have directed the Company's shift of focus to operations in the Internet and related technology markets.

     On March 18 , 1999, the Company acquired all of the operating assets of NetDisc, Inc. ("NetDisc") in exchange for 10,000 shares of the Company's common stock. NetDisc is engaged in Internet advertising, and has developed CD Rom/Internet technology which directs users to the Web sites of advertisers. In connection with the asset purchase agreement, NetDisc pledged to an unaffiliated third party all of the assets that it purchased. The Company assumed none of NetDisc's liabilities.

     The Company is currently evaluating other transactions consistent with its focus on the Internet and technology markets. While the Company intends to seek other business opportunities through acquisitions, reverse mergers or other venture activities, the Company is not a party to any current agreements to consummate such a transaction.

Employees

     The Company currently has nine employees, all of which are full-time. The Company's address and phone number are: 930 Washington Ave., 4th Floor, Miami Beach, Florida 33139; (305) 695-4400.

Products

     The Company, has developed a CD ROM/Internet product which enables it to distribute CD ROM disks to retail consumer end users who are then able to connect directly to advertisers' web sites via the internet (the "Netdisc"). The Company believes that on each NetDisc it can package approxiamtely 40 minutes of audio/video and data storage space. The Company's concept is to have its Netdiscs inserted into various magazines so that advertisers on the Netdisc will be able to pinpoint the thrust of their web advertising dollars towards the specific audience of the magazine.



FACILITIES

     The Company currently rents space at 666 5th Avenue, 37th FL, New York , New York 10103 under a one year contract at a base rate of $4,626 per month, and also rents 4000 sq. ft. of office space under a renewable quarterly contract at 930 Washington Ave., 4th Floor, Miami Beach, Florida 33139 at a base rate of $4,371 per month.

See "Risk Factors."





MANAGEMENT

     The following table sets forth the names, positions with the Company and ages of the executive officers and directors of the Company. Directors of the Company will be elected at the Company's annual meeting of stockholders. One half of the total number of directors are elected at each annual meeting, and, therefore, each director serves for two years or until his successor is elected and qualifies. Officers are elected by the Board and their terms of office are, except to the extent governed by employment contract, at the discretion of the Board.


Name                                Age              Position
Russell Adler                        39               Chairman of the Board
Lawrence Gallo                       35               Chief Executive Officer,
                                                      President and Director
Mitchell Sandler                     39               Vice President, Director
Joel F. Brownstein                   57               Chief Financial Officer,
                                                      Treasurer

Russell Adler

     Russell Adler has served as the Chairman of the Board of the Company and as a member of its Board of Directors since January 1999. From December 1996 to November 1998, Mr. Adler served as consultant and counsel to Equity Management Partners, Inc., an investment banking firm. From January 1996 to August 1997, Mr. Adler served as President of Strategic Holdings Corp., an investment banking firm. From 1993 to December 1995, Mr. Adler was employed as vice president of operations for The Silicon Group, Inc., a semiconductor and computer software development company. From 1987 to 1990, Mr. Adler served as consultant and counsel to the Chairman of J.W. Gant, a registered broker-dealer. Between 1984 and 1987, Mr. Adler served as president of Air & Waterworks, Inc., a manufacturer of water coolers. Mr. Adler is a member in good standing of the Florida Bar. He received a B.A. in Business and Sociology from William Penn College in 1982 and a J.D. from Nova Southeastern University School of Law in 1986.


Mitchell Sandler

     Mitchell Sandler has served as President (and until January 1999, Chairman of the Board) and as director of the Company since December, 1998. Between 1993 and December 1997, he served as President of The Silicon Group, Inc., a semi-conductor and computer software development company. From 1984 and 1992, Mr. Sandler was employed by All-American Semiconductor, a distributor of semi-conductors, first as salesman, then as Regional Sales Manager for the southeast (United States). Mr. Sandler holds an Associate's degree from Santa Fe Community College and attended the University of Florida.


Lawrence  Gallo

     Lawrence Gallo has served as a director of the Company since January 1999. From January 1998 until the present, Mr. Gallo served as director of Launch Management, a financial, creative and business management consultant to sports figures and entertainers, which he founded. From January 1998 to February 1998 Mr. Gallo served as director of Modern Records. From March 1997 to December 1997 Mr. Gallo served as Senior Vice President of Hoeing, Inc., a New York based brokerage firm. From January 1986 to March 1997, Mr. Gallo was employed by Lehman Brothers, Inc., initially serving as Senior Vice President of Institutional Investment Services, then as Director of Equity Finance in London, England. Mr. Gallo is a founding member of The Global Fund Managers'
Association, comprised of alternative investment managers and venture capital organizations.

Joel F. Brownstein

     Joel F. Brownstein has been Chief Financial Officer of the Company since January 1999. From February 1992 until the present, Mr. Brownstein served as President of The Brownstein Group, an investment consulting firm for public and private companies. From 1990 to 1994 he served as Vice President of Corporate Development for Pinnacle Technologies, a manufacturer of solvent-free inks, plastics and coatings. Between 1985 and 1987, Mr. Brownstein was employed by Securitech Group, a manufacturer of hardware, as Vice President of Corporate Development. Mr. Brownstein has also served as Vice President-Director of Research for Doley Daniels & Cartwright, a broker-dealer specializing in international securities research, as Vice President of Sales and Marketing for Marsan Securities, Inc., a broker-dealer, as Senior Bank Examiner for the Federal Reserve Bank of New York and as a securities analyst/portfolio manager for Marine Midland Banks and Manufacturer Hanover Trust. Mr. Brownstein holds a B.A. from Adelphi University, an M.B.A. in Finance and Investments from Baruch College and has completed coursework for an M.B.A. in Marketing and Real Estate Law.


EXECUTIVE COMPENSATION

Cash Compensation

The following table shows, for the year ended December 31, 1998, the cash and other compensation paid by the Company to its Chief Executive Officer and to each of the executive officers of the Company who had annual compensation in excess of $100,000.

                                             SUMMARY COMPENSATION TABLE
- --------------------------- ------- ------------------------------- -----------------------------------
                                    Annual Compensation             Long-Term Compensation
                            ------- ------------------------------- -----------------------------------
                                                                           Awards
                            ------- --------- --------- ----------- -------------------------- --------
                                                                                  Securities
                                                           Other                    Under-
                                                          Annual     Restricted      Lying               All Other
   Name and Principal                                     Compen-       Stock      Options/       LIP     Compen-
        Position              Year   Salary     Bonus     sation      Award(s)       SAYS       Payout    sation
                                                            ($)          ($)          (#)         ($)       ($)
           (a)                 (b)     (c)       (d)        (e)          (f)          (g)         (h)       (i)
- --------------------------- ------- --------- --------- ----------- ------------ ------------- ------   ------
Lawrence Gallo                1998      0         0          0            0            0           0         0
--------------------------- ------- --------- --------- ----------- ------------ ------------- -------  ------
Mitchell Sandler              1998      0       $6,500       0            0            0           0         0
--------------------------- ------- --------- --------- ----------- ------------ ------------- -------  ------


Employment Agreements

     The Company has entered into employments with each of Mr. Adler, Mr. Sandler, Mr. Gallo, Mr. Brownstein and Mr. Jelaso.

     On February 15, 1999 the Company entered into an employment agreement with Mr. Adler, which provides for Mr. Adler's employment as Chairman of the Board of Directors. This agreement provides for: (i) a base annual salary of $140,400;
(ii) the issuance of 300,000 shares of the Company's common stock; and (iii) the grant of options to purchase 500,000 shares of the Company's common stock at a purchase price of $.25 per share. The issued common stock and common stock underlying the options are to be registered on a Form S-8 Registration Statement as soon as practical. In addition, the Board of Directors or the Compensation Committee of the Board of Directors, may, in its sole discretion, award to Mr. Adler a bonus based on certain levels of either sales or profits attained by the Company. This agreement also provides that Mr. Adler shall be entitled to additional compensation to be negotiated on a case-by-case basis for those corporate finance transactions brought to the Company by him. The term of this agreement is four years.

     On April 1, 1999 the Company entered into an employment agreement with Mr. Sandler, which provides for Mr. Sandler's employment as Vice President and Secretary. This agreement provides for a base annual salary of $135,000 to be paid to Mr. Sandler commencing March 1, 1999, as well as the issuance of 150,000 shares of common stock and the grant of options to purchase 150,000 shares of the Company's common stock at a purchase price of $.25 per share, which options are to be registered for resale as soon as practical. In addition, this agreement provides that Mr. Sandler shall be entitled to additional compensation to be negotiated on a case-by-case basis for those corporate finance transactions brought to the Company by him. The term of this agreement is three years.

     On April 18, 1999, the Company entered into an employment agreement with Mr. Gallo, which provides for Mr. Gallo's employment as President of the Company. This agreement provides for a base annual salary of $150,000, the issuance of 250,000 shares of common stock of the Company, as well as the grant of options to purchase 150,000 shares of common stock at a purchase price of $.25 per share. The issued common stock and common stock underlying the options are to be registered on a Form S-8 as soon as practical. The term of this agreement is one year.

     Also on April 18, 1999, the Company entered into an employment agreement with Mr. Brownstein, which provides for Mr. Brownstein's employment as Chief Financial Officer and Treasurer of the Company. This agreement provides for a base annual salary of $135,000 , the issuance of 200,000 shares of common stock of the Company and the grant of options to purchase 150,000 shares of common stock at a purchase price of $.25 per share. The issued common stock and common stock underlying the options are to be registered on a Form S-8 as soon as practical. The term of this agreement is one year.

     On April 1, 1999, the Company entered into an employment agreement with Mr. Jelaso, which provides for Mr. Jelaso's employment as Director of Marketing of the Company. This agreement provides for a base annual salary of $125,000 and the grant of options to purchase 100,000 shares of common stock under the 1997 Plan. The term of this agreement is three years. In September of 1999, Mr. Jelaso resigned from his position with the Company in order to pursue other business interests. Although Mr. Jelaso will not be accruing salary after September, 1999, the shares of stock options granted to him will not be cancelled.


     Option Grants in Last Fiscal Year

     No options were granted in the last fiscal year.

     Incentive and Non-Qualified Stock Option Plan

     On October 3, 1997, the Company adopted 1997 Stock Option Plan (the "Plan") which authorizes the issuance of options to purchase a maximum 1,000,000 shares of common stock. All such shares have been included on a Form S-8 Registration Statement, filed October 3, 1997.

     The Company believes the Plan will work to increase the proprietary interest in the Company of its directors, officers, employees and consultants, and to align more closely their interests with the interests of the Company's stockholders. The Plan will also maintain the Company's ability to attract and retain the services of experienced and highly qualified employees and directors.

     Under the Plan, the Company has reserved an aggregate of 1,000,000 shares of common stock for issuance pursuant to options granted under the Plan ("Plan Options"). The Board of Directors of the Company administers the Plan including, without limitation, the selection of the persons who will be granted Plan Options under the

     Plan, the type of Plan Options to be granted, the number of shares subject to each Plan Option and the Plan Option price.

     The Plan authorizes the issuance of incentive stock options ("ISOS") as defined in Section 422A of the Internal Revenue Code of 1986, non-statutory options ("NSOs") and together with ISOS,("Options"). In addition, the Plan also allows for the inclusion of a reload option provision ("Reload Option"), which permits an eligible person to pay the exercise price of the Plan Option with shares of common stock owned by the eligible person and receive a new Plan Option to purchase shares of common stock equal in number to the tendered shares.

     Any ISOS granted under the Plan must provide for an exercise price of at least 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any ISOS granted to an eligible person owning more than 10% of the Company's common stock must be at least 110% of such fair market value as determined on the date of the grant. The aggregate fair market value of the shares covered by the ISOS granted under the Plan that become exercisable by a Plan participant for the first time in any calendar year is subject to a $100,000 limitation. The exercise price of each NSO is determined by the Board of Directors or a committee thereof, in its discretion, provided that the exercise price of an NSO is not less than fair value on the date of the grant. The Board of Directors (or committee thereof), shall determine the term of the Options; provided, however, that in no event may an ISO be exercisable more than 10 years after the date of its grant and, in the case of an ISO granted to an eligible employee owning more than 10% of the Company's common stock, no more than five years after the date of the grant. Any option which is granted shall be vested and exercisable at such time as determined by the Board of Directors or a committee thereof.

     The per share purchase price of shares subject to Plan Options granted under the Plan may be adjusted in the event of certain changes in the Company's capitalization, but any such adjustment shall not change the total purchase price payable upon the exercise in full of Plan Options granted under the Plan.

     As of December 31, 1998, there were options outstanding to purchase 1,667 shares of common stock granted pursuant to the Plan.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the Company's common stock, par value $.01 beneficially owned as of June 30, 1999 for (i) each stockholder known by the Company to be the beneficial owner of five (5%) percent or more of the Company's outstanding common stock, (ii) each of the Company's directors, (iii) each named executive officer (as defined in Item 402(a)(2) of Regulation S-B), and (iv) all executive officers and directors as a group. At September 30, 1999 there were 4,408,429 shares of common stock outstanding . The table gives effect to the conversion of an aggregate of 48,000 shares of Series C Preferred Stock into an aggregate of 900,000 shares of common stock.

  Name and Address of             Amount and Nature of                 Percent
   Beneficial Owner(1)          Beneficial Ownership(2)               of Class
   -------------------          -----------------------               --------
Russell Adler                           1,200,000(3)                    25.4%
Mitchell Sandler                          450,000(4)                     9.5%
Lawrence Gallo                            650,000(5)                    13.8%
Joel F. Brownstein                        550,000(6)                    11.6%
Renee Adler                               500,000(7)                    10.6%
All directors and officers
  as a group (4 persons)(8)              3,350,000                     70.9%

- ----------------------

(1) Unless otherwise indicated, the address of each of the persons named in the table is 930 Washington Ave., 4th Floor, Miami Beach, Florida 33139. Unless otherwise noted, the Company believes that each of the persons named in the table have sole voting and dispositive power with respect to all the shares of common stock of the Company beneficially owned by such person.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that warrants or options that are held by such person (but not those held by any other person) and that are exercisable within 60 days have been exercised.

(3) Includes presently exercisable options to purchase 500,000 shares of common stock at a purchase price of $.25 per share. Also includes 100,000 shares of common stock held by Mrs. Christine Adler, Mr. Adler's spouse, over which Mr. Adler disclaims all voting and dispositive power. Does not include shares of common stock held by Rene Adler, Mr. Adler's mother. Also does not include shares of common stock held by 444 Corporation, a corporation of which Mr. Adler's father is a principal.

(4) Includes presently exercisable options to purchase 150,000 shares of common stock at a purchase price of $.25 per share.

(5) Includes presently exercisable options to purchase 150,000 shares of common stock at a purchase price of $.25 per share.

(6) Includes presently exercisable options to purchase 150,000 shares of common stock at a purchase price of $.25 per share.

(7) Does not include shares of common stock held by Mr. Adler, Rene Adler's son. Includes 150,000 shares of common stock held by 444 Corporation, a corporation of which Rene Adler's husband is a principal, over which she disclaims all voting and dispositive power. Rene Adler's address is 1800 NE 114th Street, Apartment 2111, North Miami, Florida 33181.

(8) Includes those individuals whose holdings are described in notes 3-6, above.








                                  RISK FACTORS

     An investment in the shares of Common Stock offered hereby involves a high degree of risk and immediate and substantial dilution and should be made only by persons who can afford a loss of their entire investment. In addition to the other information in this Prospectus, the following risk factors should be considered carefully in evaluating an investment in the shares of Common Stock offered hereby.

Reliance Upon Management

     The Company and its operations are dependent on its current officers and directors, particularly Lawrence Gallo, and Mitchell Sandler - the CEO & President, and Vice President, respectively, of the Company. In the event any of these people were unavailable it would have a material adverse affect on the Company's operations.

     The Company has not obtained "key man" insurance policies on any of its Officers. The expansion of the Company's business will be largely contingent on its ability to attract and retain a highly qualified management and technical team. There is no assurance that Company can find suitable management personnel or will have the financial resources to attract or retain such people if found.

Arbitrary Offering Price

     The initial offering price of the Shares has arbitrarily been determined by the Company. There is no relationship to the book value of the Company or any other recognized criteria of value.


Broker-Dealer Sales of Common Stock, Penny Stock Rules

     As the Company's securities will not be listed on NASDAQ (and the Company will not qualify for NASDAQ) or certain other national securities exchanges, it is most likely that any resales of such securities will be below $5.00 and subject to the requirements of the penny stock rules absent the availability of another exemption. The SEC has adopted rules (Rules 15g-2 through l5g-6 of the Securities Exchange Act of 1934) that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are any non-NASDAQ equity securities with a price of less than $5.00, subject to certain exceptions. The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customers account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that becomes subject to the penny stock rules. As the Company's securities will be subject to the penny stock rules, investors in this offering may find it more difficult to sell their securities. If the Company's securities were subject to the existing or proposed regulations on penny stocks, the market liquidity for the Company's securities could be severely and adversely affected by limiting the ability of broker-dealers to sell the Company's securities and the ability of purchasers in this offering to sell their securities in any secondary market.

     Need for Proceeds of Offering, and Subsequent Funding; No Assurance of Future Offering

     The Company has an immediate need for the proceeds of this offering in order to finance its business operations and commence Implementation of its business plans. The Company's ability to continue in business and effectively implement its plans may depend upon its ability to raise additional funds. There is no assurance that additional funding, if required, will be obtainable at terms favorable or acceptable to the Company. The capital resources required to develop each new product are significant. The Company believes that the net proceeds of the Offering, combined with cash on hand and cash generated from future operations, will provide the Company with the financing required to conduct its business at least through the second fiscal quarter of 2000.

Control by Present Shareholders

     The Shares offered hereby will represent a large part of the Company's outstanding voting stock after its issuance. However, the majority of shares offered hereby will be sold to the majority shareholders of the Company.
Therefore, the present shareholders, particularly Lawrence Gallo, Mitchell Sandler, and Russell Adler, as majority shareholders of the Company, will be in a position to continue to elect all of the Company's officers and directors. There are no cumulative voting rights.

Lack of Dividends

     The Company has not paid any cash dividends since its inception and doesn't intend to pay dividends in the foreseeable future. The Company intends to retain all earnings, if any, for use in its business operations.

Possible Rule 144 Shares

     A large minority of the shares of Common Stock presently outstanding are considered "restricted securities". If and only if, a public market develops, they may be publicly resold in compliance with Rule 144 adopted under the Securities Act of 1933, as amended effective April, 1997. Rule 144 provides, in part, that after holding restricted securities for a period of one (1) year non-affiliated shareholders (affiliates include officers, directors, and ten percent or greater shareholders) may , during any three months, in a brokerage transaction, or to a market maker, an amount equal to the greater of one percent (1%) of the Company's outstanding Common Stock, or the average weekly trading volume, if any, in the Common Stock during four calendar weeks preceding the filing of a Form 144 relating to such sale. After two (2) years non-affiliated shareholders (who have been non-affiliates for at least three months) may sell an unlimited amount of the Company's outstanding Common Stock. Rule 144 also provides that after holding restricted securities for a period of two (2) years, affiliates of the company may sell every third month in a brokerage transaction, or to a market maker, an amount equal to the greater of one percent (1%) of the Company's outstanding Common Stock, or the average weekly trading volume, if any, in the Common Stock during four calendar weeks preceding the filing of a Form 144 relating to such sale. Such sales, if made under certain circumstances, would depress the market price and render difficult the sale of the Company's securities purchased hereunder. The outstanding shares will be eligible for sale pursuant to Rule 144 in June 2001.

Use of Proceeds Not Specified

     Since there will be no proceeds from this offfering except for the $287,500 the Company will receive if and when the options registered hereby are executed, all of the proceeds of this offering will be allocated to working capital. Use of the proceeds in this manner will be dependent upon the Company's needs. Hence, investors will entrust their funds to management on whose judgment the investors must depend, with only limited information about the specific purposes to which management will apply such funds. See "Use of Proceeds".

Dependence on Key Personnel

     The Company will be dependent on its current management for the foreseeable future. The loss of the services of any member of these teams could have a material adverse effect on the operations and prospects of the Company. The Company's success will be dependent to a substantial degree on the principals of the Company, the Company's technicians and sales force, and other key management personnel. Lawrence Gallo's continued involvement is particularly critical to the Company. At this time, the Company has only employment agreements with Russell Adler, Lawrence Gallo, Mitchell sandler, and Joel Brownstein - all of the Company's directors and executive officers. It is anticipated that upon completion of this offering, the Company may enter into such employment agreements with certain of its employees, on terms and conditions usual and customary for its industry. The Company does not currently have any "key man" life insurance on any of its employees, however, it is contemplated that the Company may use some of the proceeds from this Offering to obtain such insurance for certain of its key employees.


Competition

     The Company is aware of several companies with competing products and technologies who seem to have superior financial and other strengths than the Company. There is no assurance that there are not other competitors of which the Company is unaware. There is no assurance the Company will be able to compete successfully with such other companies. There can be no assurances that similar products and services to that of the Company developed by the Company's competitors will not successfully compete with the Company in price and quality of Service, resulting in material adverse effects on the future business of the Company.

Broad Discretion in Application of Proceeds

     The Use of Proceeds stated in this Memorandum represent the Company's estimates based on its current business plan. A substantial percentage of the proceeds may be used for repayment of indebtedness, marketing and inventory, Accordingly, management of the Company will have broad discretion in the application of such proceeds. See "Use of Proceeds,"

Changes in Law

     Although the Company does not believe that either its services or the products are or will be subject to specific governmental regulation, new laws may be passed or new regulations may be adopted that impose regulations not now existing. If new or revised laws or regulations become applicable, this could adversely affect the Company's performance.

Dependence on Market Acceptance of the Company's Services

     The Company will concentrate its efforts primarily on the marketing of its services and products. The future performance of the Company is dependent on the success of the Company's marketing of its products and services. It is not possible to predict whether the Company will achieve market acceptance of its services and products. The extent of, and rate at which, market acceptance and penetration is achieved by the Company's products is a function of many variables, including price, efficiency, acceptance by the marketplace, manufacturing capabilities (including quality control), and the effectiveness of the Company's marketing and sales efforts.

Indemnification

     The Company's By-Laws include provisions that indemnify any person made a Party to any action, suit or proceeding, by reason of the fact that he is or was a director, officer or employee of the Company against reasonable expense including legal fees, actually or necessarily incurred by him in connection with the defense of such action, suit or proceedings or in connection with any appeal therein, that such officer, director, or employee is liable for negligence or misconduct in the performance of his duties.

     Patent  Infringement   Liability;   Products   Liability;   Possibility  of
Insufficient Insurance Coverage

     If the Company is found liable for a patent infringement or intellectual property claim that exceeds the sum of any covering insurance policies to be purchased with the proceeds of this offering, if any, the Company will have to absorb the excess liability, which will adversely affect the Company's financial condition.

     The Company believes that its products and technologies are safe for the environment and for people. It is possible that future developments will reveal product risks not currently known. The Company expects to provide a product to be used in public places which encounter hundreds of thousands of people daily. The product will be used, in some instances, to access customer funds, and in many cases may access all the funds and financial accounts that a person may have. If the products do not perform as expected, the Company could experience significant liability for personal injury and or other financial damage. This type of liability could seriously impair the Company's financial condition.

     The Company currently has no liability insurance. If the Company were to buy such insurance, there is no assurance the coverage would be adequate for its present needs, and there is no assurance that the Company would be able to maintain a said policy of such insurance; or that coverage would be sufficient or available to cover all possible product liabilities. In the event of a successful suit against the Company, lack or insufficiency of insurance coverage could have a Material adv erse effect on the Company.

                                 USE OF PROCEEDS

     The Company will only receive nominal proceeds from the sale of the 2,978,000 Shares to be registered under this registration Statement ($0) but will receive $287,500 from the execution of the options rendered hereunder, if and only if those options are executed. Additionally, the Company will benefit from the services rendered under the Compensation Agreements. The Company anticipates that it will use such gross proceeds for general corporate and working capital purposes.


                              PLAN OF DISTRIBUTION

     As soon as reasonably practicable, after the filing of this Registration Statement, the Shares to which this Prospectus relates will be issued by the Company from time to time, or at any one time, as compensation pursuant to negotiated Compensation Agreements the following consultants or employees ("Consultants") to the Company and in the following amounts:

CONSULTANT                       AMOUNT OF SHARES         AMOUNT OF OPTIONS
Mitchell B. Sandler              300,000                  150,000
Russell Adler                    600,000                  500,000
Lawrence Gallo                   500,000                  150,000
Joel F. Brownstein               400,000                  150,000
Al Rubis                         150,000                        0
Gustovo Rodriguez                 25,000                   50,000
Roger Fidler                       3,000                        0




     All 2,978,000 of the Shares will be issued at $0.01 per share in lieu of cash compensation for services rendered and to be rendered, at a purchase price of $0.01 per share and for which the Company will receive aggregate gross proceeds of $0. Upon issuance, all Shares will be duly authorized, validly issued, fully paid and non-assessable. All Shares are not subject to the provisions of the Employee Retirement Income Security Act of 1974 and shall not have any restrictions on resale. See also Item 4, Description of Securities.


Item 1. Plan Information.

Item 2. Registrant Information and Employee Plan Annual Information.

                        PART II - INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents heretofore filed by the Registrant with the Securities and Exchange Commission (File No. 001-12350) pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "1934 Act") are incorporated herein by reference:

     (a) The Registrant's Annual Reports on Form 10-KSB for the fiscal years ended December 31, 1997 and 1998;

     (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 31, 1999, June 30, 1999 and March 31, 1999 and the Registrant's Current Report on Form 8K, filed by the Registrant on December 18, 1998; and

     (c)  See Item 4, Description of Securities below.

     All documents filed subsequent to the date of this Registration Statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.



Item 4. Description of Securities.

     The Common Stock of the Registrant is registered under Section 12(g) of the Exchange Act.

     All of the 2,978,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), offered hereby are being offered by Regenesis Holdings, Inc. (the "Registrant"). On December 15, 1998, the Company's common stock was delisted from the OTC Bulletin Board for failure to comply with Rule 15c-211 and has not traded publicly since that date.

SHAREHOLDERS' EQUITY:

     The Registrant is authorized to issue 110,000,000 shares of which 100,000,000 shares are alloacted to two classes of common stock with a par value of $.01 per share and 10,000,000 are Preferred Stock with a par value of $.01 per share. As of the date hereof, the Registrant had 4,408,429 shares of Common Stock outstanding. Holders of Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting for election of directors. Subject to the prior rights of any series of Preferred Stock which may from time to time be outstanding, if any, holders of Common Stock are entitled to receive dividends when, as, and if declared by the Board of Directors out of funds legally available therefor and, upon the liquidation, dissolution or winding up of the Registrant, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the Preferred Stock, if any. Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities. All outstanding shares of Common Stock are, and the shares of Common Stock offered hereby upon issuance, will be, duly authorized, validly issued, fully paid and non-assessable.

     The Registrant's Restated Certificate of Incorporation authorizes the issuance of Preferred Stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the relative voting power or other rights of the holders of the Registrant's Common Stock. In the event of issuance, the Preferred Stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Registrant. Although the Registrant has no present intention to issue any shares of Preferred Stock, there can be no assurance that the Registrant will not do so in the future. If the Registrant issues shares of Preferred Stock, the issuance may have a dilutive effect upon the holders of the Registrant's Common Stock, including the purchasers of the shares being offered hereby.


Item 5. Interests of Named Experts and Counsel.

     Roger L. Fidler, Esq., has passed upon the legality under the law of Florida, the state in which the Company is incorporated, of the Common Stock of the Company being offered hereby. Mr. Fidler holds 3,000 shares of the Company's stock which have been received for the preparation and submission of this offering document.



Item 6. Indemnification of Directors and Officers.

     Section 607.0850 of Florida Statutes authorizes a corporation, under certain circumstances, to indemnify its directors and officers (including reimbursement for expenses incurred). The registrant has provided for indemnification to the extent permitted by the provisions of the Florida statute in its charter and by-laws.


Item 7. Exemption from Registration Claimed.

         Not Applicable.Item

8. Exhibits.

NUMBER          DESCRIPTION
4.01            Articles Of Incorporation**
4.02            Certificate Of Amendment To The Articles Of Incorporation**
4.03            By laws**
5.01            Opinion and Consent of Roger L. Fidler, Esq. counsel to the registrant, as to the legality of the common stock being offered.*
15.01           Letter Re Unaudited Interim Financial Information*
24.01           Consents Of Experts And Counsel**
99.01           Compensation Agreement with Mitchell B. Sandler**
99.02           Compensation Agreement with Russell Adler**
99.03           Compensation Agreement with Lawrence Gallo**
99.04           Compensation Agreement with Joel F. Brownstein**
99.05           Addendum to Compensation Agreement with Mitchell B. Sandler*
99.06           Addendum to Compensation Agreement with Russell Adler*
99.07           Addendum to Compensation Agreement with Lawrence Gallo*
99.08           Addendum to Compensation Agreement with Joel F. Brownstein*
99.09           Compensation Agreement with Roger L. Fidler*
99.10           Compensation Agreement with Gustovo Rodriguez*
99.11           Compensation Agreement with Al Bubis*


     *  Filed  herewith.
     ** Incorporated by reference to Exhibits of Registrant's Annual Report on Form 10-KSB for the years ended December 31, 1997 and 1998, and amendments on the Company's currents Forms 8k.


Item 9. Undertakings

     The undersigned registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement. (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami Beach, State of Florida, on December 7 , 1999.

REGENESIS HOLDINGS , INC.

By: ________________________
        Lawrence Gallo
        President, Director

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.

By:  ________________________             By:  ________________________
        Lawrence Gallo, President            Mitchell B. Sandler, Secretary

December 7, 1999                             December 7, 1999




     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefits plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hackensack, State of New Jersey, on December 7, 1999.




By:  ________________________
         Lawrence Gallo, President

               Exhibit 5.01


December 7, 1999
Roger Fidler, Esq.
400 Grove St.
Glen Rock, NJ  07452


Gentlemen:

     I have acted as counsel to Regenesis Holdings, Inc. (the "Registrant") in connection with its Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to
2,978,000   shares  of  Common  Stock,   par  value  $.01  per  share,  of  the
Registrant(the "Shares"), subject to the Compensation Agreements with Messrs. Adler, Sandler, Gallo, and Brownstein.

     In connection with the foregoing, I have examined, among other things, the Registration Statement and originals or copies, satisfactory to me, of all such corporate records and of all such agreements, certificates and other documents as I have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with the original documents of documents submitted to me as copies. As to any facts material to such opinion, I have, to the extent that relevant facts were not independently established by me, relied on certificates of public officials and certificates, oaths, representations and declarations of officers or other representatives of the Registrant.

     Based upon and subject to the foregoing, I am of the opinion that the Shares to be issued in payment of compensation under such Compensation Agreements will be, when issued, validly issued, fully paid and non-assessable.

     I hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.

Very truly  yours,
/s/ Roger L. Fidler
Roger L. Fidler, Esq.

               Exhibit 15.01

Rachlin Cohen & Holtz, LLP
Certififed Public Accountants & Consultants

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 25, 1999 (which report contains an explanatory paragraph that describes a condition that raises substantial doubt as to the ability of the Company to continue as a going concern) relating to the financial statements of Regenesis Holdings, Inc. appearing in such Company's Annual Report on Form 10-KSB for the year ended December 31, 1998.



                            /s/Rachlin Cohen & Holtz

Miami, Florida
December 3, 1999


                    One Southeast Third Avenue, Tenth Floor
                              Miami, Florida 33131
                                Tel 305-377-4228
                                Fax 305-377-8331

Exhibit 15.02


Moore Stephens Lovelace, P.A.
Certififed Public Accountants & Management Consultants
P.O. Box 3429
Orlando, FL 32802 - 3429


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement on Form S-8, dated on or about December 7, 1999, of our report dated May 22, 1998 on our audit of the statements of operations, stockholders' equity and cash flows of Regenesis Holdings, Inc. for the year ended December 31, 1997, included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998.

/s/ Moore  Stephens Lovelace, P.A.
    Moore  Stephens Lovelace, P.A.


Orlando, Florida
December 7, 1999

EXHIBIT 99.05

                        ADDENDUM TO EMPLOYMENT AGREEMENT

         AGREEMENT dated this 15th day of October, 1999, between REGENESIS HOLDINGS, INC., a Florida corporation having its principal place of business at 444 Brickell Ave. suite 400 Miami, Florida 33131 (hereinafter the "Company"), and Mitchell B. Sandler (hereinafter the "Employee").

     WHEREAS, the Company and the Employee have previosuly entered into an Employment Agreement (the "Employment Agreement") dated April 1, 1999; and,

     WHEREAS, both the Company and the Employee desire to extedn the term of the Employment Agreement for an additional twelve months;

     NOW, THEREFORE, in consideration of the foregoing, ten dollars paid in hand, and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the following is agreed:

1.       EXTENSION OF PREVIOUS EMPLYMENT AGREEMENT.

     The Employment Agrement between the Company and Employee dated April 1, 1999 is hereby extended for an additional twelve months. All the terms of the Employment Agreement not specifically modified by this Agreement are extended in their entirety as if they wer repeated and reincorporated herein.

2.       ADDITIONAL COMPENSATION

     In order to induce Employee to extend the Employment Agreement, the Company will grant Employee shall receive a stock grant of 150,000 additional shares of the Company's common stock, said shares shall be registered upon a Form S-8 as soon as practical.


3.       APPLICABLE LAW

     This Agreement shall be governed by the laws of the State of Florida. If any provision of this Agreement is declared void, such provision shall be deemed severed from this agreement, which shall otherwise remain in full force and effect.

4.       BINDING EFFECT

     This Agreement is binding upon the parties hereto and upon successors in the interest to the Company. This Agreement shall not be amended or otherwise modified except by further express agreement in writing or executed by both parties hereto. Any waiver of any breach of this Agreement shall be made in writing and shall be applicable only to such breach and shall not be construed to waive any subsequent or prior to breach other than the specific breach so waived.

5.       SUPERCEDES EARLIER AGREEMENTS

         With regards to any conflicting terms, this Agreement supersedes all earlier agreements between the parties hereto.

6.      ARBITRATION

         Any dispute arising hereunder shall be resolved by arbitration before a sole arbitrator under the prevailing rules of the American Bar Association. The decision of arbitrator shall be binding upon the parties hereto and enforceable at the law before any court of competent jurisdiction. The place of Arbitration shall be Broward County, Florida

         IN WITNESS WHEREOF, the parties have executed this Agreement the date first written above.

                                               REGENESIS HOLDINGS, INC.



/s/ Mitchell B. Sandler                        By: /s/ Russell Adler
- ---------------------------                       ----------------------------
Mitchell B. Sandler                               Russell Adler
                                                  Chairman

EXHIBIT 99.06

                        ADDENDUM TO EMPLOYMENT AGREEMENT

         AGREEMENT dated this 15th day of October, 1999, between REGENESIS HOLDINGS, INC., a Florida corporation having its principal place of business at 444 Brickell Ave. suite 400 Miami, Florida 33131 (hereinafter the "Company"), and Russell Adler (hereinafter the "Employee").

     WHEREAS, the Company and the Employee have previosuly entered into an Employment Agreement (the "Employment Agreement") dated February 15, 1999; and,

     WHEREAS, both the Company and the Employee desire to extedn the term of the Employment Agreement for an additional twelve months;

     NOW, THEREFORE, in consideration of the foregoing, ten dollars paid in hand, and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the following is agreed:

1.       EXTENSION OF PREVIOUS EMPLYMENT AGREEMENT.

     The Employment Agrement between the Company and Employee dated February 15, 1999 is hereby extended for an additional twelve months. All the terms of the Employment Agreement not specifically modified by this Agreement are extended in their entirety as if they wer repeated and reincorporated herein.

2.       ADDITIONAL COMPENSATION

     In order to induce Employee to extend the Employment Agreement, the Company will grant Employee shall receive a stock grant of 300,000 additional shares of the Company's common stock, said shares shall be registered upon a Form S-8 as soon as practical.


3.       APPLICABLE LAW

     This Agreement shall be governed by the laws of the State of Florida. If any provision of this Agreement is declared void, such provision shall be deemed severed from this agreement, which shall otherwise remain in full force and effect.

4.       BINDING EFFECT

     This Agreement is binding upon the parties hereto and upon successors in the interest to the Company. This Agreement shall not be amended or otherwise modified except by further express agreement in writing or executed by both parties hereto. Any waiver of any breach of this Agreement shall be made in writing and shall be applicable only to such breach and shall not be construed to waive any subsequent or prior to breach other than the specific breach so waived.

5.       SUPERCEDES EARLIER AGREEMENTS

         With regards to any conflicting terms, this Agreement supersedes all earlier agreements between the parties hereto.

6.      ARBITRATION

         Any dispute arising hereunder shall be resolved by arbitration before a sole arbitrator under the prevailing rules of the American Bar Association. The decision of arbitrator shall be binding upon the parties hereto and enforceable at the law before any court of competent jurisdiction. The place of Arbitration shall be Broward County, Florida

         IN WITNESS WHEREOF, the parties have executed this Agreement the date first written above.


ATTEST:                                     REGENESIS HOLDINGS CORPORATION,
                                            a Florida corporation,


                                            By:   /s/ Mitchell Sandler
                                               ---------------------------------
                                            Title: DIRECTOR/PRESIDENT
____________________________
Secretary


WITNESS:                                    EMPLOYEE


____________________________                /s/ Russell B. Adler
                                            ------------------------------------
                                            RUSSELL B. ADLER

EXHIBIT 99.07


EXHIBIT 99.06

                        ADDENDUM TO EMPLOYMENT AGREEMENT

         AGREEMENT dated this 15th day of October, 1999, between REGENESIS HOLDINGS, INC., a Florida corporation having its principal place of business at 444 Brickell Ave. suite 400 Miami, Florida 33131 (hereinafter the "Company"), and Lawrence Gallo (hereinafter the "Employee").

     WHEREAS, the Company and the Employee have previosuly entered into an Employment Agreement (the "Employment Agreement") dated April 18, 1999; and,

     WHEREAS, both the Company and the Employee desire to extedn the term of the Employment Agreement for an additional twelve months;

     NOW, THEREFORE, in consideration of the foregoing, ten dollars paid in hand, and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the following is agreed:

1.       EXTENSION OF PREVIOUS EMPLYMENT AGREEMENT.

     The Employment Agrement between the Company and Employee dated April 18, 1999 is hereby extended for an additional twelve months. All the terms of the Employment Agreement not specifically modified by this Agreement are extended in their entirety as if they wer repeated and reincorporated herein.

2.       ADDITIONAL COMPENSATION

     In order to induce Employee to extend the Employment Agreement, the Company will grant Employee shall receive a stock grant of 250,000 additional shares of the Company's common stock, said shares shall be registered upon a Form S-8 as soon as practical.


3.       APPLICABLE LAW

     This Agreement shall be governed by the laws of the State of Florida. If any provision of this Agreement is declared void, such provision shall be deemed severed from this agreement, which shall otherwise remain in full force and effect.

4.       BINDING EFFECT

     This Agreement is binding upon the parties hereto and upon successors in the interest to the Company. This Agreement shall not be amended or otherwise modified except by further express agreement in writing or executed by both parties hereto. Any waiver of any breach of this Agreement shall be made in writing and shall be applicable only to such breach and shall not be construed to waive any subsequent or prior to breach other than the specific breach so waived.

5.       SUPERCEDES EARLIER AGREEMENTS

         With regards to any conflicting terms, this Agreement supersedes all earlier agreements between the parties hereto.

6.      ARBITRATION

         Any dispute arising hereunder shall be resolved by arbitration before a sole arbitrator under the prevailing rules of the American Bar Association. The decision of arbitrator shall be binding upon the parties hereto and enforceable at the law before any court of competent jurisdiction. The place of Arbitration shall be Broward County, Florida

         IN WITNESS WHEREOF, the parties have executed this Agreement the date first written above.

                                            REGENESIS HOLDINGS, INC.



/s/ Lawrence Gallo                          By: /s/ Russell Adler
- --------------------------               -------------------------------
Lawrence Gallo                                  Russell Adler
                                                Chairman

EXHIBIT 99.08


                        ADDENDUM TO EMPLOYMENT AGREEMENT

         AGREEMENT dated this 15th day of October, 1999, between REGENESIS HOLDINGS, INC., a Florida corporation having its principal place of business at 444 Brickell Ave. suite 400 Miami, Florida 33131 (hereinafter the "Company"), and Joel F. Brownstein (hereinafter the "Employee").

     WHEREAS, the Company and the Employee have previosuly entered into an Employment Agreement (the "Employment Agreement") dated April 18 , 1999; and,

     WHEREAS, both the Company and the Employee desire to extend the term of the Employment Agreement for an additional twelve months;

     NOW, THEREFORE, in consideration of the foregoing, ten dollars paid in hand, and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the following is agreed:

1.       EXTENSION OF PREVIOUS EMPLYMENT AGREEMENT.

     The Employment Agrement between the Company and Employee dated April 18, 1999 is hereby extended for an additional twelve months. All the terms of the Employment Agreement not specifically modified by this Agreement are extended in their entirety as if they wer repeated and reincorporated herein.

2.       ADDITIONAL COMPENSATION

     In order to induce Employee to extend the Employment Agreement, the Company will grant Employee shall receive a stock grant of 200,000 additional shares of the Company's common stock, said shares shall be registered upon a Form S-8 as soon as practical.


3.       APPLICABLE LAW

     This Agreement shall be governed by the laws of the State of Florida. If any provision of this Agreement is declared void, such provision shall be deemed severed from this agreement, which shall otherwise remain in full force and effect.

4.       BINDING EFFECT

     This Agreement is binding upon the parties hereto and upon successors in the interest to the Company. This Agreement shall not be amended or otherwise modified except by further express agreement in writing or executed by both parties hereto. Any waiver of any breach of this Agreement shall be made in writing and shall be applicable only to such breach and shall not be construed to waive any subsequent or prior to breach other than the specific breach so waived.

5.       SUPERCEDES EARLIER AGREEMENTS

         With regards to any conflicting terms, this Agreement supersedes all earlier agreements between the parties hereto.

6.      ARBITRATION

         Any dispute arising hereunder shall be resolved by arbitration before a sole arbitrator under the prevailing rules of the American Bar Association. The decision of arbitrator shall be binding upon the parties hereto and enforceable at the law before any court of competent jurisdiction. The place of Arbitration shall be Broward County, Florida


         IN WITNESS WHEREOF, the parties have executed this Agreement the date first written above.

                                           REGENESIS HOLDINGS, INC.




/s/ Joel F. Brownstein                     By: /s/ Russell Adler
- -----------------------------           --------------------------------
Joel F. Brownstein                             Russell Adler
                                               Chairman

EXHIBIT 99.10

                              EMPLOYMENT AGREEMENT


         AGREEMENT dated this 21st day of October, 1999, between REGENESIS HOLDINGS, INC., a Florida corporation having its principal place of business at 930 Washington Avenue 4th Floor Miami beach, Florida 33139 (hereinafter the "Company"), and Gustovo Rodriguez (hereinafter the "Employee").

     WHEREAS, the Company desires to employ the Employee because of his special knowledge and skills; and,

WHEREAS, the Employee desires to work for the Company;

NOW, THEREFORE, in consideration of the foregoing, ten dollars paid in hand, and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the following is agreed:

1.       DUTIES.

     The Company hereby employs Employee as Director of Entertainment and Music Development having such powers and duties in those capacities as set forth from time to time by the Company or otherwise. Employee shall devote his best efforts to the Business of the Company.

2.       COMPENSATION.

         As compensation for his services to the Company, in whatever capacity rendered, the Company shall pay to Employee $78,000 per annum. This salary shall be paid on such dates during the month as other salaried employees are paid during the term of this Agreement which is one year. The accrual of this salary shall be deemed to have commenced on October 1, 1999.

         In addition, Employee shall be entitled to the following: medical insurance coverage, including major medical and dental coverage equivalent to that provided to other key employees of the Company; such disability coverage as is maintained on other key employees.

         Employee shall be entitled to such amount of vacation and sick days and personal days as are allowed other members of senior management. Additionally, Employee shall be entitled to all holidays provided to other key employees.

         Further, Employee shall receive a stock grant of 25,000 shares of the Company's common stock and an option to purchase 50,000 shares at $1.00 per share. The 25,000 shares and options shall be registered upon a Form S-8 as soon as practical.

         Furthermore, Employee shall receive additional compensation for those corporate finance transactions which are brought to the Company by Employee, said compensation to be paid at the closing of such transactions. Such compensation shall be negotiated in good faith prior to each such transaction and if the parties cannot decide on said compensation, then the Company shall not undertake such transaction(s). If the parties do not reach agreement and the Company proceeds with such transaction(s), then Employee shall be compensated according to the custom in the industry as determined by a sole arbitrator chosen in accordance with the with the then prevailing rules of the American Arbitration Association.

3.       EXPENSES

         The Employee may incur $500 per year reasonable expenses for promoting the business of the Company, including expenses for travel, entertainment and similar items. The Company will reimburse the Employee for all such expenses upon the presentation by the Employee from time to time, of an itemized account justifying each expenditures. Such reimbursement shall be provided within 10 working days of such presentation by Employee. Additional expenses must be approved in advance by the Board of Directors of the Company.

4.       NOTICE

         Any notice required to be given pursuant to the provisions of this Agreement shall be in writing and by registered mail, and mailed to the parties at the following addresses:

                  COMPANY:   at the principal offices of the Company

                  EMPLOYEE:  at his last known residence.

5.      ILLNESS OR INCAPACITY

         5.1 Right to Terminate. If, during the Term of this Agreement, Employee shall be unable to perform in his duties hereunder for a period exceeding nine
(9) consecutive months by reason of illness or incapacity, this Agreement may be terminated by the Company in its sole discretion.

         5.2 Right to Replace. If Employee's illness or incapacity, whether by physical or mental cause, renders him unable for a minimum period of ninety (90) consecutive calendar days to carry out his duties and responsibilities as set forth herein, the Company shall have the right to designate a person to replace Employee temporarily in the capacity; provided, however, that if Employee returns to work from such illness or incapacity within the nine (9) month period following his inability due to such illness or incapacity, he shall be entitled to be reinstated in the capacity described hereof with all rights, duties and privileges attendant thereto.

         5.3 Rights Prior to Termination. Employee shall be entitled to his full remuneration and benefits hereunder during such illness or incapacity unless and until an election is made by the Company to terminate this Agreement in accordance with the provisions of this Article.

         5.4  Determination  of  Illness or  Incapacity.  For  purposes  of this
Article V, the term "illness or incapacity" shall mean Employee's inability to substantially perform his duties hereunder due to physical or mental illness as determined by the Board of Directors, based upon medical documentation of same.

6.         CONFIDENTIALITY

         6.1 Confidentiality. During the Term of this Agreement and thereafter, Employee agrees to maintain the confidential nature of the Company's trade secrets, including, without limitation, development ideas, acquisition strategies and plans, financial information, records, "know how", methods of doing business, customer, supplier and distributor lists and all other confidential information of the Company. Employee shall not use (other than in connection with his employment), in any way whatsoever, such trade secrets except as authorized in writing by the Company. Employee shall, upon the termination of his employment, deliver to the Company any and all record, books, documents or any other materials whatsoever (including all copies thereof) containing such trade secrets, which shall be and remain the property of the Company.

         6.2 Non-Removal of Records. All documents, papers, materials, notes, books, correspondence, drawings and other written and graphic records relating to the Business of the Company which Employee shall prepare or use, or come into contact with, shall be and remain the sole property of the Company and, effective immediately upon the termination of the Employee's employment with the Company for any reason, shall not be removed from the Company's premises without the Company's prior written consent.

7.      TERMINATION

         7.1 Termination for Cause. This Agreement and the employment of Employee may be terminated by the Company "For Cause" in any of the following circumstances:

                    (a) Employee has  committed any fraud,  misappropriation  or similar act against the Company;

                  (b) Employee has been proven to have engaged in activities and/or illegal activities which, individually, or in the aggregate, have a material adverse effect on the Company.

                  A Termination for Cause under this Section 7.1 shall be effective upon the date set forth in a written notice of termination delivered to Employee and removal of Employee's liability for any obligations of the Company or guaranty of any Company obligations, whether such Company obligation is non-contingent or contingent.

         7.2 Termination Without Cause. This Agreement and the employment of the Employee may be terminated "Without Cause" as follows:

                  (a) By mutual agreement of the parties hereto, provided Employee's liability for any litigation of the Company or guaranty of any Company obligation, whether such Company obligation is non-contingent or contingent, has been removed; or

                  (b) Upon Employee's death.

          7.3 Effect of Termination For Cause. If Employee's employment is terminated For Cause:

               (a) Employee shall be entitled to accrued base salary through date of termination;

                  (b) Employee shall be entitled to reimbursement for expenses accrued through the date of termination; and,

                  (c) Employee shall be entitled to any commissions on acquisitions or agreements for acquisitions entered into prior to termination, whether such acquisitions are consummated or are to be consummated after the date effective termination date.

7.4 Effect of Termination Without Cause. If Employee's employment is terminated Without Cause:

                (a) Employee shall be entitled to compensation through the date of termination;

                (b) Employee shall be entitled to reimbursement for expenses accrued through the date of termination;

                (c) Employee shall be entitled to any commissions on acquisitions or agreements for acquisitions entered into prior to termination, whether such acquisitions are consummated or are to be consummated after the date effective termination date; and

                (d) Except as provided in Section 6, this Agreement shall thereupon be of no further force or effect.

8.       APPLICABLE LAW

         This Agreement shall be governed by the laws of the State of Florida. If any provision of this Agreement is declared void, such provision shall be deemed severed from this agreement, which shall otherwise remain in full force and effect.




9.       BINDING EFFECT

         This Agreement is binding upon the parties hereto and upon successors in the interest to the Company. This Agreement shall not be amended or otherwise modified except by further express agreement in writing or executed by both parties hereto. Any waiver of any breach of this Agreement shall be made in writing and shall be applicable only to such breach and shall not be construed to waive any subsequent or prior to breach other than the specific breach so waived.

10.       SUPERCEDES EARLIER AGREEMENTS

         This Agreement supersedes all earlier agreements between the parties hereto.

11.      ARBITRATION

         Any dispute arising hereunder shall be resolved by arbitration before a sole arbitrator under the prevailing rules of the American Bar Association. The decision of arbitrator shall be binding upon the parties hereto and enforceable at the law before any court of competent jurisdiction. The place of Arbitration shall be Broward County, Florida.

         IN WITNESS WHEREOF, the parties have executed this Agreement the date first written above.

                            REGENESIS HOLDINGS, INC.



/s/   Gustovo Rodriguez                      By: /s/ Lawrence W. Gallo
- ---------------------------                       ----------------------------
                                                     Lawrence W. Gallo
                                                     President

EXHIBIT 99.11



           930 Washington Avenue 4th Floor Miami Beach, Florida 33139
                      (305)695-4400; Fax (305) 695-4444 R
                            EGENESIS HOLDINGS, INC.
--------------------------------------------------------------------------------

                                                              September 21, 1999
Mr. Al Bubis ("AB")

Re:      Music Content, Advertising Sales Compensation

Dear Al:

         This letter sets forth the terms of our agreement with respect to your services and its compensation with regard to the above project(s). The project consists of advertising sponsors for Magazine CDRom "outserts", the development of music content and increasing the Companies status within the entertainment industry.

         The services of AB will be used on a non-exclusive bases for this project and we will negotiate the terms and conditions of any special projects with you as those materialize. Any advertising originating with AB, we will be charged at a commission not to exceed Ten Percent (10%). AB acknowledges the Companies prior commitments for advertising, some of which AB has been instrumental in setting up and agrees to adjust certain commissions based on those relationships. RW will be solely responsible for its own overhead and expenses unless we are notified that you intend to incur an expense on our behalf or for our account and we pre-approved same in writing.

         As consideration for your services in relation to this transaction, Regenesis Holdings, Inc. will register your 150,000 shares of the Company's Common Stock. Additional options shall be issued based upon performance and sales projects as those materialize.

If this letter accurately reflects our agreement, please sign below and return a copy to me.

Thank you.
                                    Very truly yours,

                                    REGENESIS HOLDINGS, INC.

                                    By:/s/ Russell Adler_
                                         Russell Adler
AGREED &ACCEPTED:

By:_/s/ Al Bubis______

Dated:  10/18/1999